EXHIBIT 10.3
                                                               (Conformed copy)


             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
                SERIES B 12% SENIOR PARTICIPATING PREFERRED STOCK
                                       of

                                marchFIRST, Inc.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


         We, the undersigned, Robert F. Bernard, Chief Executive Officer, and Edward V. Szofer, Secretary, of marchFIRST, Inc., a Delaware corporation (hereinafter called the "CORPORATION"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

         RESOLVED, that, pursuant to Article FOURTH of the Amended and Restated Certificate of Incorporation (which authorizes 3,000,000 shares of preferred stock, $.001 par value ("PREFERRED STOCK")), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

         RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

         1. NUMBER AND DESIGNATION. 375,000 shares of the Preferred Stock of the Corporation shall be designated as Series B 12% Senior Participating Preferred Stock (the "SERIES B PREFERRED STOCK").

         2. DEFINITIONS. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

         "AFFILIATE" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.


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         "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

         "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such Person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

         "CHANGE OF CONTROL" means the occurrence of any of the following events: (a) any Person or Group is or becomes the beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Corporation; or (b) the Corporation consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Corporation is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Corporation is converted into or exchanged for Voting Stock of the surviving or transferee corporation or its parent corporation and/or cash, securities or other property in an amount which could be paid by the Corporation under the terms of the Corporation's credit and financing agreements and (ii) immediately after such transaction no Person or Group is the beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

         "COMMON STOCK" means the Corporation's common stock, par value $.001 per share.

         "DELAWARE LAW" means the General Corporation Law of the State of Delaware.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "FIRST CALL DATE" means the 1-year anniversary of the Issue Date.

         "FIRST PUT CONVERTED DATE" means the 1-year anniversary of the Issue Date.


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


         "FIRST PUT SALE DATE" means the 2-year anniversary of the Issue Date.

         "GROUP" means a group within the meaning of Section 13(d)(3) of the Exchange Act.

         "INITIAL LIQUIDATION PREFERENCE" is an amount equal to $1,000 per whole share of Series B Preferred Stock (as adjusted for stock splits, stock dividends and similar transactions).

         "ISSUE DATE" means the first date of issuance of shares of Series B Preferred Stock.

         "LIQUIDATION PREFERENCE" is an amount equal to $1,000.00 per whole share of Series B Preferred Stock as adjusted as provided in Section 4(b) for dividends not paid in full and as adjusted for stock splits, stock dividends and similar transactions.

         "MARKET PRICE" means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so quoted, but not so traded, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or
(iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; PROVIDED that, in connection with (i) or (ii), the Corporation may from time to time specify in advance the time at which the trade price or bid and ask prices, respectively, shall be determined for purposes of a particular calculation under this Certificate of Designations. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Corporation.

         "MARKET VALUE" means with respect to some number of shares of Common Stock, the Market Price times such number of shares.

         "MINIMUM CALL STOCK PRICE TEST" shall be satisfied with respect to a notice of redemption if the Market Price has been at least $7.50 per share (subject to adjustment for stock splits, stock dividends and similar transactions) for 20 of the last 30, and each of the last 5, trading days immediately preceding the date of the notice of redemption.

         "OUTSTANDING", when used with reference to shares of stock, means issued and outstanding shares, excluding shares held by the Corporation or a subsidiary.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust and any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "SECOND CALL DATE" means the 3-year anniversary of the Issue Date.

         "SECOND PUT DATE" means the 7-year anniversary of the Issue Date.


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


         "STOCKHOLDER APPROVAL EVENT" means the approval by the stockholders of the Corporation at or before the next annual meeting of stockholders of the Corporation of the issuance of the Series A Preferred Stock and Series B Preferred Stock, the terms thereof and the exchange of shares of Series B Preferred Stock into shares of Series A Preferred Stock.

         "VOTING STOCK" means, with respect to any Person, the Capital Stock of any class or kind (other than the Series B Preferred Stock) ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

         3. RANK. (a) Any class or series of stock of the Corporation shall be deemed to rank:

                  (i) prior to the Series B Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of Series B Preferred Stock ("SENIOR SECURITIES");

                 (ii) on a parity with the Series B Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if such stock shall be Series A 8% Senior Convertible Participating Preferred Stock ( "SERIES A PREFERRED STOCK") or if the holders of the Series B Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation), without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("PARITY SECURITIES"); and

                 (iii) junior to the Series B Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the Series B Preferred Stock shall be entitled by the terms thereof to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series (including, but not limited to preferences as to payment of dividends or other amounts distributable upon liquidation) ("JUNIOR SECURITIES").

            (b) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be.


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


            (c) The Series B Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities.

         4. DIVIDENDS. (a) The holders of shares of Series B Preferred Stock shall be entitled to receive with respect to each share of Series B Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at a rate per annum equal to twelve percent (12%) of the Liquidation Preference per share, payable in accordance with the terms of this Section 4, at the election of the Corporation on or before each payment date, either (A) in cash or (B) in additional shares ("ADDITIONAL SHARES") of Series B Preferred Stock. Such dividends shall be cumulative from the Issue Date regardless of when actually paid (except that dividends on Additional Shares shall accrue pursuant to their terms from the date such Additional Shares are issued), whether or not in any Dividend Period (as defined below) or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable semi-annually in arrears on June 30 and December 31 of each year (unless such day is not a Business Day, in which event such dividends shall be payable on the next succeeding Business Day) (each such date being a "DIVIDEND PAYMENT DATE" and each such semi-annual period being a "DIVIDEND PERIOD"). Each such dividend shall be payable to the holders of record of shares of the Series B Preferred Stock as they appear on the share register of the Corporation on the corresponding Record Date. As used herein, the term "RECORD DATE" means, with respect to the dividend payable on June 30 and December 31, respectively of each year, the preceding June 15 and December 15, or such other record date, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

            (b) The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the annual twelve percent (12%) rate by two. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears; PROVIDED that if dividends are not paid in full on any Dividend Payment Date, dividends will cumulate as if the Corporation elected to pay the unpaid dividends in cash and the Liquidation Preference had been increased by the amount of unpaid dividends until paid.

            (c) So long as any shares of the Series B Preferred Stock are outstanding, no dividend, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case full cumulative dividends have been or contemporaneously are declared and paid or declared and consideration sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of payment


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


of the dividend on such class or series of Parity Securities or the redemption, purchase or other acquisition thereof. When dividends are not paid in full or consideration sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such Parity Securities.

            (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or to effectuate a stock split on, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (any such dividend, distribution, redemption or purchase being hereinafter referred to as a "JUNIOR SECURITIES DISTRIBUTION") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and accrued and unpaid dividends on any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient consideration shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to such Parity Securities.

            (e) If the Corporation elects to pay dividends in Additional Shares, the number of Additional Shares to be issued as dividends will equal the cash amount of the dividend that would have been payable if dividends were paid in cash, divided by the Initial Liquidation Preference.

            (f) In case the Corporation shall fix a record date for the making of any dividend or distribution to holders of Common Stock (including distributions of stock of the Corporation or its subsidiaries other than dividends or distributions payable solely in Common Stock), the holder of each share of Series B Preferred Stock on such record date shall be entitled to receive an equivalent dividend or distribution based on the number of shares of Common Stock into which one share of Series A Preferred Stock is convertible on such record date.

         5. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series B Preferred Stock shall be entitled to receive with respect to each share of Series B Preferred Stock an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders plus an amount in cash equal to the Liquidation Preference. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B


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


Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full.

            (b) Upon the completion of the distribution required by Section 5(a) and any other distribution that may be required with respect to any other series of preferred stock that may from time to time come into existence, subject to the rights of any other series of preferred stock that may from time to time come in to existence, the holders of Series A Preferred Stock and the holders of Series B Preferred Stock shall participate with the Common Stock ratably on an as converted basis (assuming that each share of Series B Preferred Stock were converted at the same rate as Series A Preferred Stock) in the distribution of assets, or the proceeds thereof, until the holders of Series B Preferred Stock shall have received (including amounts paid pursuant to Section 5(a)) an aggregate of $1,500.00 per share of Series B Preferred Stock (in each case as adjusted for any stock splits, stock dividends, recapitalizations or the like); thereafter, subject to the rights of any other series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive the distribution of assets, or the proceeds thereof, until such time as the holders of Common stock shall have received, in the aggregate, distributions equal to their pro-rata percentage of the shares of the Corporation as if the holders of Series A Preferred Stock and the holders of Series B Preferred Stock were participating with the Common Stock (and were not entitled to any preference thereto) on an as converted basis (assuming that each share of Series B Preferred Stock were converted at the same rate as Series A Preferred Stock) beginning with the first dollar paid in such liquidation, disqualification or winding-up; thereafter, subject to the rights of any other series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation the holders of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock shall participate in the remaining distributions on as converted basis (assuming that each share of Series B Preferred Stock were converted at the same rate as Series A Preferred Stock).

            (c) Notwithstanding anything else in this Certificate of Designation, a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation shall be deemed to have occurred upon (A) (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, whether of the Corporation with or into any other corporation or corporations or of any other corporation or corporations with or into the Corporation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or
(ii) a sale of all or substantially all of the assets of the Corporation; PROVIDED that a consolidation or merger as a result of which the holders of capital stock of the Corporation immediately prior to such merger or consolidation possess (by reason of such holdings) 50% or more of the voting power of the corporation surviving such merger or consolidation (or other corporation which is the issuer of the capital stock into which the capital stock of the Corporation is converted or exchanged in such merger or consolidation) shall not be treated as a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation within the meaning of this paragraph 5 or (B) a transaction or series of transactions in which a


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person or group of persons (as defined in Rule 13d-5(b)(1) of the Exchange Act)
(excluding the initial holder of the Series A Preferred Stock or any of its Affiliates) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of more than 50% of the Common Stock or the voting power of the Corporation. Notwithstanding the foregoing, in the event of a deemed liquidation, dissolution or winding up pursuant to this Section 5(c) as a result of a transaction in which substantially all of the consideration received by the Corporation's stockholders is capital stock of the surviving corporation or the parent thereof (such issuer, the "New Issuer"), if the Board of Directors of the surviving corporation determines that the payment of cash pursuant to Section 5(a) would have a material adverse effect on the surviving corporation, the parent thereof, or the transaction, each holder of the Series
B Preferred Stock shall have the right to receive, in exchange for its shares of Series B Preferred Stock and in lieu of payments otherwise payable pursuant to Sections 5(a) and 5(b), at its election, either (x) capital stock in such amounts and in such form as would have been received had such holder converted all of its Series B Preferred Stock into Common Stock immediately prior to such transaction (assuming that each share of Series B Preferred Stock were convertible into Common Stock at the same rate as Series A Preferred Stock) or
(y) securities of the New Issuer equivalent in rights and preferences to the Series B Preferred Stock.

         6. REDEMPTION. (a) The Series B Preferred Stock shall not be redeemable by the Corporation prior to the First Call Date. All shares of Series B Preferred Stock shall be redeemable at the option of the Corporation to the extent the Corporation shall have funds legally available for such payment, at any time in whole or from time to time in part, (i) on and after the Second Call Date, or, (ii) if the Minimum Call Stock Price Test has been satisfied, on and after the First Call Date, at a redemption price per share equal to the greater of (i) the Liquidation Preference, plus accrued and unpaid dividends thereon to the date fixed for redemption, and (ii) the Market Value on the redemption date of the number of shares of Common Stock into which one share of Series A Preferred Stock is convertible on such date.

            (b) Shares of Series B Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; PROVIDED that no such issued and reacquired shares of Series B Preferred Stock shall be reissued or sold as Series B Preferred Stock.

         7. PROCEDURE FOR REDEMPTION. (a) In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata (with any fractional shares being rounded to the nearest whole share) as may be determined by the Board of Directors.

            (b) In the event the Corporation shall redeem shares of Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; PROVIDED that neither the failure to give such notice nor any defect therein shall


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


affect the validity of the giving of notice for the redemption of any share of Series B Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date (which shall be a date on or after the First Call Date); (ii) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder (which if less than all the shares outstanding, must be on a pro-rate basis); (iii) the redemption price formula; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

            (c) Notice having been mailed as aforesaid, from and after the redemption date, dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price as aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         8. PUT RIGHTS. (a) The holders of the Series B Preferred Stock shall have the right to put their shares to the Corporation (the "PUT RIGHTS") only to the extent provided for in this paragraph 8. On or after the Second Put Date, the Put Rights shall be exercisable on all shares of Series B Preferred Stock. On or after the earlier to occur of (A) a Change of Control and (B) the First Put Sale Date, but prior to the Second Put Date, the Put Rights shall be exercisable for that number of shares of Series B Preferred Stock equal to the product of (x) the total number of shares of Series B Preferred Stock that the Corporation has issued plus the number it is then obligated to issue in the form of dividends on the Series A Preferred Stock or Series B Preferred Stock (the "TOTAL B SHARES"), times (y) the quotient of (i) the number of shares of Series A Preferred Stock that have been converted into Common Stock plus the number of shares of Series A Preferred Stock that have been sold or otherwise transferred by the initial holder thereof to a third party divided by (ii) the total number of shares of Series A Preferred Stock that the Corporation has issued plus the number it is then obligated to issue in the form of dividends on the Series A Preferred Stock (the "TOTAL A SHARES"). If a Change of Control has not occurred, on or after the First Put Converted Date but prior to the earlier to occur of (A) a Change of Control and (B) the First Put Sale Date, the Put Rights shall be exercisable for that number of shares of Series B Preferred Stock equal to the product of (i) the Total B Shares, times (y) the quotient of (i) the number of shares of Series A Preferred Stock that have been converted into Common Stock divided by (ii) the Total A Shares.

         With respect to that number of shares of Series B Preferred Stock for which Put Rights are exercisable as provided above in this paragraph 8, less the number of shares for which Put Rights have already been exercised (the "PUTTABLE SHARES"), the holders of the shares of Series B Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to put any or all such shares to the Corporation. With respect to each share duly put to the Corporation pursuant to this paragraph 8, the Corporation shall pay an amount (the "PUT


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


CONSIDERATION") equal to the Market Value on the date the Put Right is exercised of the number of Common Shares into which one share of Series A Preferred Stock is convertible, (or would have been convertible had any Series A Preferred Stock then been outstanding), as such number may have been adjusted, plus any amount of cash payable on such conversion for fractional shares.

         Notwithstanding the foregoing, at the Corporation's election, the Corporation may pay the Put Consideration, in whole or in part, in the form of shares of Common Stock valued at the Market Price on the date the Put Rights are exercised. Notwithstanding the foregoing, in the event of any exercise of Put Rights that would require the Corporation to pay in cash in excess of $25 million pursuant to this paragraph 8 in any 3-month period, in lieu of the cash portion of the Put Consideration constituting such excess (the "NOTE AMOUNT"), the holder exercising such Put Rights shall at the election of the Corporation, be issued a promissory note (a "NOTE") by the Corporation in the amount of the Note Amount if (i) federal or state law requires a vote of the stockholders of the Corporation in order for the Corporation to issue Common Shares in payment of the Put Consideration, (ii) stockholders of the Corporation have voted in favor of issuing Notes rather than Common Stock in connection with Put Right exercises and (iii) the Board of Directors of the Corporation determines that the issuance of cash would have a material adverse effect on the financial condition of the Corporation and its subsidiaries taken as a whole. Any such Note shall be secured to the fullest extent, and have the highest priority, permitted under the Corporation's then existing debt instruments, shall have a two-year term, shall bear interest at the lesser of (i) the then applicable U.S. Treasuries rate plus 850 basis points and (ii) the highest rate permitted by applicable law, and shall be subject to documentation reasonably acceptable to holders of a majority of the Series B Preferred Stock.

         Notwithstanding any call for redemption pursuant to paragraph 6, the right to put shares so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

         With respect to each holder of Series B Preferred Stock, the "HOLDER SHARE TOTAL" shall equal the number of shares of Series B Preferred Stock that such Holder currently holds (the "CURRENT SHARE TOTAL") plus the number of shares of Series B Preferred Stock that such Holder has previously put pursuant to this paragraph 8 (the "PRIOR PUT TOTAL"). Each holder of Series B Preferred Stock shall have the right to exercise Put Rights only with respect to (i) that proportion of its Holder Share Total that equals the proportion of the number of shares of Series B Preferred Stock for which Put Rights are exercisable as provided above in this paragraph 8 over the Total B Shares, less (ii) the Prior Put Total.

            (b) (i) In order to exercise the Put Rights, the holder of the shares of Series B Preferred Stock to be put shall surrender the certificate representing such shares at the office of the Corporation, with a written notice of election to put completed and signed, specifying the number of shares to be put. Unless the shares issuable on the put, if any, are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, each share surrendered for the put shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

                 (ii) As promptly as practicable after the surrender by a
            holder of certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, (v) the cash portion of the Put Consideration, (w) a certificate or certificates for the whole number of shares of Common Stock issuable upon the put as part of the Put Consideration and (x) in the event of a put in part, a certificate or certificates for the whole number of shares of Series B Preferred Stock not being put.

                 (iii) Each put shall be deemed to have been effected
            immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such put, if any, shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. All shares of Common Stock delivered pursuant to this paragraph 8 will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series B Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for the put shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph 8 and a certificate or certificates representing shares of Series B Preferred Stock not put.

            (c) (i) Upon delivery to the Corporation by a holder of shares of Series B Preferred Stock of a notice of election to put, the right of the Corporation to redeem such shares of Series B Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

            (d) Prior to the delivery of any securities which the Corporation shall elect to deliver upon the put of the Series B Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

            (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the put of the Series B Preferred Stock pursuant hereto; PROVIDED that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series B Preferred Stock to be put and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         9. CONVERSION TO SERIES A PREFERRED STOCK. If a Stockholder Approval Event shall occur, each outstanding share of Series B Preferred Stock, and fractions thereof, shall automatically and immediately convert, on a one-for-one basis, into shares of Series A Preferred

Stock and (ii) any right to obtain any then accrued but unpaid dividends on each share of Series B Preferred Stock shall automatically and immediately attach to the resulting converted share, provided that the dividend rate on the Series B Preferred Stock shall be applicable and dividends will accrue at such rate until the date of such conversion. After such conversion, upon surrender to the Corporation for cancellation of a certificate previously representing outstanding shares of Series B Preferred Stock, together with instruments of transfer in form satisfactory to the Corporation, the holder of such certificate shall be entitled to receive in exchange therefor a certificate representing the same number of shares of Series A Preferred Stock as the number of shares of Series B Preferred Stock previously represented by the surrendered certificate. Until so surrendered, each outstanding certificate that, prior to the time of the conversion of the Series B Preferred Stock into Series A Preferred Stock (the "Conversion Time"), represented outstanding shares of Series B Preferred Stock will be deemed from and after the Conversion Time, for all corporate purposes, to evidence the ownership of the same number of shares of Series A Preferred Stock.

         10. VOTING RIGHTS. (a) Except as otherwise required by Delaware law, the holders of shares of Series B Preferred Stock shall not be entitled to any voting rights. Except as expressly required under Delaware Law, on any matter on which holders of shares of Series B Preferred Stock shall be entitled to vote, they shall be entitled to one vote per share, voting as a single class.

             (b) So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose of the holders of a majority of the shares of Series B Preferred Stock then outstanding, amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Amended and Restated Certificate of Incorporation or By-laws of the Corporation or of any provision thereof (including the adoption of a new provision thereof) which would result in an alteration or circumvention of the voting powers, designation and preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions of the Series B Preferred Stock; PROVIDED that any such amendment or alteration that changes the dividend payable on, or the liquidation preference or the par value of, the Series B Preferred Stock shall require the affirmative vote at a meeting of holders of Series B Preferred Stock duly called for such purpose, or the written consent, of the holder of each share of Series B Preferred Stock.

             (c) The Corporation shall not, without first obtaining the approval of the holders of not less than a majority of the total number of shares of Series B Preferred Stock then outstanding:

                 (i) issue any additional shares of Series B Preferred Stock
             (other than as dividends on Series A Preferred Stock or Series B Preferred Stock or in exchange for Series A Preferred Stock pursuant to Section 8(i) of the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock);

                 (ii) authorize, create or issue shares of any class or series of stock having any preference or priority superior to or on a parity with any such preference or priority of the Series B Preferred Stock;

                 (iii) take any step resulting in the redemption of shares of
             Parity Securities or Junior Securities, except as set forth in paragraphs 4(c) and 4(d) of this Certificate of Designations; or

                 (iv)  amend this paragraph 10.

         (d) The consent or votes required in paragraph 10(b) and 10(c) above shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation's certificate of incorporation or bylaws.

         (e) On the Issue Date, the number of directors then constituting the Board of Directors shall be increased by one and the holders of shares of Series B Preferred Stock, voting as a single class, shall be entitled to elect one additional director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B Preferred Stock called as hereinafter provided. Whenever a Stockholder Approval Event has occurred or majority of the shares of Series B Preferred Stock issued on the Issue Date have been put to the Corporation pursuant to paragraph 8 or have been transferred by the initial holder thereof to a Person that is not an Affiliate of the initial holder, then the right of the holders of the Series B Preferred Stock to elect such additional director shall cease, and the term of office of any person elected as director by the holders of the Series B Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after voting power to elect a director shall have become vested and be continuing in the holders of Series B Preferred Stock pursuant to this paragraph, or if a vacancy shall exist in the office of a director elected by the holders of Series B Preferred Stock, a proper officer of the Corporation may, and upon the written request of the holders of record of at least twenty- five percent (25%) of the shares of Series B Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the holders of Series B Preferred Stock, for the purpose of electing the director which such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of at least twenty-five percent (25%) of the outstanding shares of Series B Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series B Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

         11. REPORTS. The Corporation shall mail to all holders of Series B Preferred Stock those reports, proxy statements and other materials that it mails to all of its holders of Common Stock. In the event the Corporation is not required to file quarterly and annual financial reports with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series B Preferred Stock with reports containing the same information as would be required in such reports.

         12. QUOTATION. So long as any of the Series B Preferred Stock is outstanding, the Corporation shall use commercially reasonable efforts to maintain the quotation of the Common Stock on the Nasdaq National Market.

         13. GENERAL PROVISIONS. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

             (b) Each holder of Series B Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements.

         14. RECLASSIFICATION, SUBDIVISION OR COMBINATION. The Series B Preferred Stock may not be reclassified, subdivided or combined unless the Series A Preferred Stock is reclassified, subdivided or combined (as the case may be) simultaneously and in the same proportion.

         IN WITNESS WHEREOF, marchFIRST, Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this 27th day of December, 2000.


                                       marchFIRST, Inc.



                                       By: /s/ ROBERT F. BERNARD
                                          --------------------------------------
                                       Name:   Robert F. Bernard
                                       Title:  Chief Executive Officer

ATTEST:


By:  /s/ EDWARD V. SZOFER
    ------------------------------
Name:    Edward V. Szofer
Title:   Secretary


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